Exhibit 99.3

OFFER TO EXCHANGE

All Outstanding New York Registry Shares
of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
for
Class A American Depositary Shares
of
Royal Dutch Shell plc

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 18, 2005, UNLESS THE OFFER IS EXTENDED.

May [●], 2005

To Brokers, Dealers, Banks, Trust Companies and other Nominees:

      Royal Dutch Shell plc, a company incorporated in England and Wales (“Royal Dutch Shell”), is making an offer to exchange, for every Royal Dutch ordinary share in New York registry form of Royal Dutch Petroleum Company (N.V. Koninklijke Nederlandsche Petroleum Maatschappij), a company organized under the laws of The Netherlands (“Royal Dutch”), one Class A American Depositary Share of Royal Dutch Shell, upon the terms and subject to the conditions set forth in the prospectus, dated May [●], 2005 (the “Prospectus”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”).

      If a stockholder desires to tender Royal Dutch ordinary shares in New York registry form (“Royal Dutch NY Registry Shares”) pursuant to the Offer and such stockholder’s certificates representing Royal Dutch NY Registry Shares (“Royal Dutch NY Share Certificates”) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the U.S. exchange agent prior to the expiration date, such Royal Dutch NY Registry Shares may nevertheless be tendered according to “THE OFFER — Guaranteed Delivery Procedures” of the Prospectus. See Instruction 13 of the Letter of Transmittal. Delivery of documents to the book-entry transfer facility in accordance with the book-entry transfer facility’s procedures does not constitute delivery to the U.S. exchange agent.

      The Offer is dependent upon certain conditions being satisfied or waived upon the terms set forth in the Prospectus. See “THE OFFER — Conditions to the Offer” in the Prospectus.

      If one or more of the Offer conditions described in the Prospectus is not fulfilled, Royal Dutch Shell may, from time to time, and with the prior written consent of Royal Dutch and The “Shell” Transport and Trading Company, p.l.c., extend the period of time during which the Offer is open until all the conditions listed in the Prospectus have been satisfied or waived. If Royal Dutch Shell extends the period of time during which the Offer is open, the Offer will expire at the latest time and date to which Royal Dutch Shell extends the Offer.

      Royal Dutch Shell may declare the Offer unconditional if all of the Offer conditions are satisfied or, if permitted, waived. If the Offer is declared unconditional, Royal Dutch Shell reserves the right to provide a subsequent offering period of up to 15 Euronext Amsterdam trading days, but in no event more than 20 U.S. business days, in length following the date the offer is declared unconditional. A subsequent offering period is an additional period of time, following the date the offer is declared unconditional, during which any holder of Royal Dutch NY Registry Shares may tender Royal Dutch NY Registry Shares not tendered in the Offer. A subsequent offering period is not an extension of the Offer, and Royal Dutch NY Registry Shares previously tendered and accepted for exchange in the Offer will not be subject to any further withdrawal rights during the subsequent offering period. During the subsequent offering period, tendering holders of Royal Dutch NY Registry Shares will not have withdrawal rights, and Royal Dutch Shell will promptly accept for exchange any Royal Dutch NY Registry Shares tendered during the subsequent offering period at the same exchange ratio as in the Offer.

      Please furnish copies of the enclosed materials to those of your clients for whom you hold Royal Dutch NY Registry Shares registered in your name or in the name of your nominee.

      Enclosed herewith are copies of the following documents:

1. The Prospectus dated May [●], 2005;

2. Letter of Transmittal to be used by stockholders of Royal Dutch in accepting the Offer (facsimile copies of the Letter of Transmittal with original signatures and all required signature guarantees may be used to tender the Royal Dutch NY Registry Shares);

3. A printed form of letter that may be sent to your clients for whose account you hold Royal Dutch NY Registry Shares in your name or in the name of a nominee, with space provided for obtaining such client’s instructions with regard to the Offer;

4. Notice of Guaranteed Delivery to be used to accept the Offer if Royal Dutch NY Share Certificates are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the U.S. exchange agent by the expiration date.

5. Return envelope addressed to JPMorgan Chase Bank, N.A., as U.S. exchange agent.

      YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 18, 2005, UNLESS THE OFFER IS EXTENDED.

      JPMorgan Chase Bank, N.A. has been appointed as U.S. exchange agent by Royal Dutch Shell for the Offer. Georgeson Shareholder Services Inc. has been appointed as Information Agent by Royal Dutch Shell for the Offer in the United States. Citibank Global Markets Inc. and Rothschild Inc. have been appointed as Dealer Managers by Royal Dutch Shell for the Offer in the United States. Any questions you may have with respect to the ways in which Royal Dutch NY Registry Shares may be tendered in the Offer to the U.S. exchange agent should be directed to the Information Agent at 1-877-278-6357.

      For every 1 Royal Dutch NY Registry Share the holder validly tenders, he/ she will receive 1 Class A American Depositary Share of Royal Dutch Shell.

      To exchange his/her Royal Dutch NY Registry Shares, the holder must deliver the Letter of Transmittal, properly completed and duly executed, with signature guarantees by an eligible institution, such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc., if applicable, together with his/her Royal Dutch NY Registry Share Certificate(s), to JPMorgan Chase Bank, N.A., in its capacity as U.S. exchange agent.

      If the holder holds Royal Dutch NY Registry Shares through The Depository Trust Company (“DTC”) and he/she wishes to tender Royal Dutch NY Registry Shares in the Offer, he/she will need to (i) send an Agent’s Message to the U.S. exchange agent, and (ii) transfer the Royal Dutch NY Registry Shares being tendered by book-entry transfer in DTC to the U.S. exchange agent in accordance with the instructions set forth in the Prospectus. See “THE OFFER — Procedures for Tendering — Holders of Royal Dutch Ordinary Shares in New York Registry Form” in the Prospectus.

      Notwithstanding any other provision of the Offer, delivery of Class A American Depositary Shares of Royal Dutch Shell (“Royal Dutch Shell ADSs”) in exchange for Royal Dutch NY Registry Shares accepted for exchange pursuant to the Offer will in all cases be made only after timely receipt (i) by the U.S. exchange agent of confirmation from Royal Dutch Shell of acceptance of such Royal Dutch NY Registry Shares in the Offer, (ii) by the depositary for the Royal Dutch Shell ADSs of the applicable number of

Class A Shares of Royal Dutch Shell for the issuance of Royal Dutch Shell ADSs, in each case, pursuant to the procedures set forth in “THE OFFER — Acceptance and Delivery of Securities” of the Prospectus. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE EXCHANGE OF Royal Dutch NY REGISTRY SHARES, REGARDLESS OF ANY DELAY IN MAKING THE EXCHANGE OR ANY EXTENSION OF THE OFFER.

      If the number of Royal Dutch ordinary shares that have been validly tendered and not withdrawn represent at least 95% of the issued share capital of Royal Dutch that is outstanding, Royal Dutch Shell expects, but is not obligated, to initiate squeeze-out proceedings with a view to acquiring 100% of the outstanding share capital of Royal Dutch, in accordance with Article 2:92a of the Dutch Civil Code. To initiate squeeze-out proceedings, Royal Dutch Shell would have to issue a notice of summons in accordance with Dutch law. If Royal Dutch Shell is able to effectuate a squeeze-out, a Dutch court will determine the price paid for the Royal Dutch ordinary shares held by the minority Royal Dutch shareholders, and upon payment of such amount into a specified bank account (in accordance with the procedures prescribed by Dutch law), the Royal Dutch ordinary shares of the minority will transfer to Royal Dutch Shell by operation of law. The price determined by the Dutch court in squeeze-out proceedings may be higher or lower than the cash equivalent of the Royal Dutch Shell securities offered in exchange for the Royal Dutch ordinary shares.

      If holders of Royal Dutch NY Registry Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following “THE OFFER — Guaranteed Delivery Procedures” in the Prospectus.

      Questions and requests for additional copies of the enclosed material may be directed to the Information Agent at its address and telephone numbers set forth on the [back cover] of the enclosed Prospectus.

Very truly yours,

[ ]

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF ROYAL DUTCH SHELL, ROYAL DUTCH, THE U.S. EXCHANGE AGENT, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGERS OR ANY AFFILIATE THEREOF OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.